EXHIBIT 11.1

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                      FAIR, ISAAC AND COMPANY, INCORPORATED

                        COMPUTATION OF EARNINGS PER SHARE

                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                               6 MONTHS                            3 MONTHS
                                                                       3/31/95           3/31/94          3/31/95           3/31/94
PRIMARY EARNINGS PER SHARE:

Weighted Average Common Shares
       Outstanding .........................................            6,103             5,883             6,113             5,906

Shares Issuable Upon Exercise of Stock
       Options .............................................              380               473               345               446

Less Shares Assumed to be Repurchased ......................             (135)             (122)             (105)             (114)
                                                                      -------           -------           -------           -------

Weighted Average Common Shares,
       as Adjusted .........................................            6,348             6,234             6,353             6,238
                                                                      =======           =======           =======           =======

Net Income .................................................          $ 5,750           $ 4,478           $ 2,928           $ 2,183
                                                                      =======           =======           =======           =======

Primary Earnings per Share .................................          $  0.91           $  0.72           $  0.46           $  0.35
                                                                      =======           =======           =======           =======


FULLY DILUTED EARNINGS PER SHARE:

Weighted Average Common Shares
       Outstanding .........................................            6,103             5,883             6,113             5,906

Shares Issuable Upon Exercise of Stock
       Options .............................................              380               473               345               446

Less Shares Assumed to be Repurchased ......................             (120)             (112)              (79)             (112)
                                                                      -------           -------           -------           -------

Weighted Average Common Shares,
       as Adjusted .........................................            6,363             6,244             6,379             6,240
                                                                      =======           =======           =======           =======

Net Income .................................................          $ 5,750           $ 4,478           $ 2,928           $ 2,183
                                                                      =======           =======           =======           =======

Fully Diluted Earnings Per Share ...........................          $  0.90           $  0.72           $  0.46           $  0.35
                                                                      =======           =======           =======           =======

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